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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Amendment 1 of the Registration Statement on Form S-3 (No. 333-94863) of Resource Bancshares Mortgage Group, Inc. of our report dated January 29, 1999 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Columbia, South Carolina
March 15, 2000